EXHIBIT 10.45
                                                                   -------------

                            BRIDGELINE SOFTWARE, INC.

                               STOCK OPTION GRANT

OPTIONEE: Gary M. Cebula

     Bridgeline Software, Inc. (hereinafter called the "Company"), pursuant to its Stock Option Plan adopted August 30, 2000 (hereinafter called the "Plan"), hereby grants to you, the optionee above named (hereinafter called the "Optionee"), an option to purchase shares of the $.001 par value common stock of the Company (hereinafter called the "Common Stock"). The options granted will be Nonstatutory Options as defined in the Plan.

     The details of your option are as follows:

1. The total number of shares of Common Stock subject to this option is 200,000. This option shall become exercisable in three installments, as follows:

      Installment         Number of Shares      First Date Exercise is Permitted
      -----------         ----------------      --------------------------------

            1                66,666 2/3                   August 30, 2001
            2                66,666 2/3                   August 30, 2002
            3                66,666 2/3                   August 30, 2003

            TOTAL           200,000

2. The term of this option commences on the date hereof and terminates 10 years hereafter on August 31, 2010. This option is not transferable, except at death by will or the laws of descent and distribution, and is exercisable during your life only by you. No assignment or transfer of the option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to assign or transfer an option the same shall terminate and be of no force or effect.

3. The exercise price of this option is one dollar ($0.001) per share.

4. a. You may exercise this option to purchase all or any part of your allotment which has accrued to you, at any time during the term of this option, but not thereafter, by depositing with the Secretary or Assistant Secretary of the Company notice in writing, designating the number of shares as to which you are exercising your option, accompanied by payment in full for such number of shares; provided, however, that not less than 100 shares may be purchased upon any one exercise of the option granted hereby unless the number of shares purchased at such time is the total number of shares in respect of which the option hereby granted is then exercisable.

     b. Payment shall be in the form of cash, certified check, bank draft or postal or express money order payable to the order of the Company in United States Dollars. If the Board of Directors of the Company or an authorized committee of the Board has, pursuant to subparagraph 6.2 of the Plan, authorized payment in stock of the Company, payment, in whole or in part, may be in the form of a certificate or certificates representing stock of the Company at its then value.

     c. Following receipt of such notice and required payment and compliance by the Optionee or other person entitled to exercise the option with any limitations and conditions imposed by this grant, the Company shall thereafter cause its transfer agent and registrar to issue and deliver to the Optionee (or other person entitled to exercise the option) as soon as practically possible a certificate or certificates for such number of shares registered in the name of the Optionee or such other person entitled to exercise the option, as the case may be.

     d. In addition, this option shall be considered to be fully accrued and shall be exercisable in said manner during the 10 day period following the occurrence of any of the events described in subparagraph 10.3 of the Plan.

5. This option is subject to (a) all the provisions of the Plan, a copy of which is attached hereto and is specifically incorporated by reference herein, and (b) to all interpretations, rules and regulations which may from time to time be promulgated and adopted pursuant to such Plan.

6. The Company is under no obligation to register the shares of Common Stock purchased upon exercise of this option under the Securities Act of 1933.

7. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Board of Directors of the Company in its absolute and uncontrolled discretion, and any such determination or any other determination by the Board of Directors under or pursuant to this Agreement and any interpretation by the Board of Directors of the terms of this Agreement, shall be final, binding and conclusive on all persons affected thereby.

8. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed as follows: to the President of the Company, at Bridgeline Software, Inc. at 129 South Street 4th Floor, Boston, Massachusetts 02111, or at such other address as the Company by notice to the Optionee may designate in writing from time to time; to the Optionee, at his address as the Optionee, by notice to the President of the Company, may designate in writing from time to time.

9. The Company shall endorse an appropriate legend on certificates of Common Stock issued to the Optionee pursuant to the Plan to evidence the representations of the Optionee under paragraph 8 of the Plan.

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

     Dated as of the 31st day of August, 2000.


                                                 BRIDGELINE SOFTWARE, INC.


                                                 By: /S/ THOMAS MASSIE
                                                     --------------------------
                                                     President

                                                     Duly  authorized  on behalf
                                                     of the Board of Directors

     The undersigned accepts the foregoing option and agrees to all the terms and conditions thereof, acknowledging hereby receipt of a copy of the Stock Option Plan.

     Dated as of the 31st day of August, 2000.

                                                     /S/ GARY M. CEBULA
                                                     --------------------------
                                                     Gary M. Cebula, Optionee






























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